Exhibit 99.1

News release

FOR IMMEDIATE RELEASE

Media Contact:	Investor Relations Contact:
Jon Kasle	Jim Singer
781-522-5110	781-522-5136

Raytheon Increases Full-year Guidance; Reports Strong Second Quarter 2008

Highlights

•	Sales of $5.9 billion, up 11 percent

•	Operating income of $662 million, up 12 percent

•	Earnings per share (EPS) from continuing operations of $1.00, up 27 percent

•	Solid bookings of $6.0 billion; backlog of $37.5 billion

•	Strong operating cash flow from continuing operations of $767 million

•	Full-year guidance increased for sales, EPS, operating cash flow and ROIC

WALTHAM, Mass., (July 24, 2008) – Raytheon Company (NYSE: RTN) reported second quarter 2008 income from continuing operations of $426 million or $1.00 per diluted share compared to $355 million or $0.79 per diluted share in the second quarter 2007. Second quarter 2008 income from continuing operations was higher primarily due to operational improvements and lower pension expense, as well as a prior-year $39 million charge ($59 million pretax) or $0.09 per diluted share for the early retirement of debt.

“All of our businesses performed well and the Company had a strong second quarter,” said William H. Swanson, Raytheon’s Chairman and CEO. “We are increasing our financial outlook for the year as a result of our solid performance.”

Second quarter 2008 net income was $426 million or $1.00 per diluted share compared to $1,335 million or $2.97 per diluted share in the second quarter 2007. Net income for the second quarter 2007 included $980 million in discontinued operations or $2.18 per diluted share primarily due to the sale of Raytheon Aircraft Company (RAC), which was completed in the second quarter 2007.

Net sales for the second quarter 2008 were $5.9 billion, up 11 percent from $5.3 billion in the second quarter 2007, with growth across all of the Company’s businesses.

Operating cash flow from continuing operations for the second quarter 2008 was a positive $767 million compared to an outflow of $30 million for the second quarter 2007. The improvement in the second quarter 2008 was primarily due to cash tax payments of $316 million made in the second quarter 2007 attributable to the gain on the sale of RAC and a reduction in working capital items in the second quarter 2008.

In the second quarter 2008 the Company repurchased 5.2 million shares of common stock for $340 million, as part of the Company’s previously announced share repurchase program. The Company has repurchased 10.7 million shares of common stock year-to-date for $680 million.

Summary Financial Results
	2nd Quarter		%	Six Months		%
($ in millions, except per share data)	2008	2007	Change	2008	2007	Change
Net Sales	$5,870	$5,278	11%	$11,224	$10,082	11%
Total Operating Expenses	5,208	4,689		9,954	8,972

Operating Income	662	589	12%	1,270	1,110	14%
Non-operating Expenses	15	53		31	88

Income from Cont. Ops. before Taxes	$647	$536	21%	$1,239	$1,022	21%

Income from Continuing Operations	$426	$355	20%	$826	$679	22%
Inc. (Loss) from Disc. Ops., Net of Tax*	—	980	NM	(2)	1,002	NM

Net Income	$426	$1,335	NM	$824	$1,681	NM

Diluted EPS from Continuing Ops.	$1.00	$0.79	27%	$1.92	$1.51	27%

Diluted EPS	$1.00	$2.97	NM	$1.92	$3.73	NM

Operating Cash Flow from Cont. Ops.**	$767	$(30)		$834	$(383)

Workdays in Fiscal Reporting Calendar	64	64		127	123

*	Includes after-tax net gain of $986 million on sale of Raytheon Aircraft Company (RAC) in Q2 ’07

**	Includes $316 million cash tax payment related to the completion of the RAC sale in Q2 ’07

NM – Not meaningful for comparison purposes due to the gain on sale of RAC in Q2 ’07

Bookings and Backlog

Bookings

	2nd Quarter		Six Months
(in millions)	2008	2007	2008	2007
Total Bookings	$6,008	$4,832	$12,524	$9,990

Backlog

	Period Ending
(in millions)	06/29/08	12/31/07
Backlog	$37,527	$36,614
Funded Backlog	$22,226	$20,518

The Company reported total bookings for the second quarter 2008 of $6.0 billion compared to $4.8 billion in the second quarter 2007. The Company ended the second quarter 2008 with a backlog of $37.5 billion compared to $36.6 billion at the end of 2007 and $33.3 billion at the end of the second quarter 2007.

Outlook

2008 Financial Outlook
	Current	Prior*
Net Sales ($B)	22.6 - 23.1	22.4 - 22.9
FAS/CAS Pension Expense ($M)	150	150
Interest Expense, net ($M)	40 - 55	45 - 60
Diluted Shares (M)	426 - 428	427 - 429
EPS from Cont. Ops.	$3.80 - $3.95	$3.65 - $3.80
Operating Cash Flow from Cont. Ops. ($B)	2.2 - 2.4	2.0 - 2.2
ROIC (%)	9.9 - 10.4	9.6 - 10.1

*	As of April 24, 2008

The Company has increased full-year 2008 guidance for net sales, earnings per share from continuing operations, operating cash flow from continuing operations and Return on Invested Capital (ROIC), and updated net interest expense and diluted shares. Charts containing additional information on the Company’s 2008 guidance are available on the Company’s website at www.raytheon.com. See attachment F for the Company’s calculation and use of ROIC, a non-GAAP financial measure.

Segment Results

Integrated Defense Systems

	2nd Quarter		% Change	Six Months		% Change
($ in millions)	2008	2007		2008	2007
Net Sales	$1,257	$1,166	8%	$2,449	$2,258	8%
Operating Income	$209	$212	-1%	$420	$411	2%
Operating Margin	16.6%	18.2%		17.1%	18.2%

Integrated Defense Systems (IDS) had second quarter 2008 net sales of $1,257 million, up 8 percent compared to $1,166 million in the second quarter 2007, primarily due to growth on U.S. Army programs. IDS recorded $209 million of operating income compared to $212 million in the second quarter 2007. The change in operating income was primarily due to program mix and favorable performance adjustments taken on certain programs in the second quarter 2007.

During the quarter, IDS booked $179 million for the upgrade and support of the Patriot system for Kuwait and South Korea. IDS also booked $143 million for the Rapid Aerostat Initial Deployment (RAID) program for the U.S. Army.

Intelligence and Information Systems

	2nd Quarter		% Change	Six Months		% Change
($ in millions)	2008	2007		2008	2007
Net Sales	$829	$666	24%	$1,521	$1,254	21%
Operating Income	$67	$63	6%	$119	$118	1%
Operating Margin	8.1%	9.5%		7.8%	9.4%

Intelligence and Information Systems (IIS) had second quarter 2008 net sales of $829 million, up 24 percent compared to $666 million in the second quarter 2007, primarily due to the U.K. e-Borders program. IIS recorded $67 million of operating income compared to $63 million in the second quarter 2007. The increase in operating income was primarily due to higher volume, partially offset by certain acquisition costs and other investments in cyber operations and information security capabilities.

During the quarter, IIS booked $497 million on a number of classified contracts, including $379 million on a major classified program.

Missile Systems

	2nd Quarter		% Change	Six Months		% Change
($ in millions)	2008	2007		2008	2007
Net Sales	$1,355	$1,244	9%	$2,666	$2,384	12%
Operating Income	$156	$134	16%	$293	$254	15%
Operating Margin	11.5%	10.8%		11.0%	10.7%

Missile Systems (MS) had second quarter 2008 net sales of $1,355 million, up 9 percent compared to $1,244 million in the second quarter 2007, primarily due to higher volume on the Phalanx, PavewayTM, and Advanced Medium-Range Air-to-Air Missile (AMRAAM) programs. MS recorded $156 million of operating income compared to $134 million in the second quarter 2007. The increase in operating income was primarily due to higher volume and program performance.

During the quarter, MS booked $412 million for the production of AMRAAM for international customers and the U.S. Air Force. MS also booked $376 million for the production of Standard Missile-3 (SM-3) for the U.S. Navy and the Missile Defense Agency and $245 million for the production of Evolved Sea Sparrow Missiles (ESSM) for international customers and the U.S. Navy.

Network Centric Systems

	2nd Quarter		% Change	Six Months		% Change
($ in millions)	2008	2007		2008	2007
Net Sales	$1,173	$1,052	12%	$2,240	$1,981	13%
Operating Income	$145	$139	4%	$268	$256	5%
Operating Margin	12.4%	13.2%		12.0%	12.9%

Network Centric Systems (NCS) had second quarter 2008 net sales of $1,173 million, up 12 percent compared to $1,052 million in the second quarter 2007, primarily due to increased volume on certain U.S. Army programs. NCS recorded $145 million of operating income compared to $139 million in the second quarter 2007. The increase in operating income was primarily due to higher volume.

During the quarter, NCS booked $115 million for the Airborne, Maritime and Fixed Site (AMF) Joint Tactical Radio System (JTRS) program.

Space and Airborne Systems

	2nd Quarter		% Change	Six Months		% Change
($ in millions)	2008	2007		2008	2007
Net Sales	$1,096	$1,065	3%	$2,091	$2,029	3%
Operating Income	$144	$133	8%	$265	$262	1%
Operating Margin	13.1%	12.5%		12.7%	12.9%

Space and Airborne Systems (SAS) had second quarter 2008 net sales of $1,096 million, up 3 percent compared to $1,065 million in the second quarter 2007. SAS recorded $144 million of operating income compared to $133 million in the second quarter 2007. The increase in operating income was primarily due to improved program performance.

SAS booked $325 million on a number of classified contracts.

Technical Services

	2nd Quarter		% Change	Six Months		% Change
($ in millions)	2008	2007		2008	2007
Net Sales	$647	$514	26%	$1,168	$977	20%
Operating Income	$45	$32	41%	$80	$55	45%
Operating Margin	7.0%	6.2%		6.8%	5.6%

Technical Services (TS) had second quarter 2008 net sales of $647 million, up 26 percent compared to $514 million in the second quarter 2007, primarily due to training programs. TS recorded operating income of $45 million in the second quarter 2008 compared to $32 million in the second quarter 2007. The increase in operating income was primarily due to higher volume and improved program performance.

During the quarter, TS booked $309 million for work on the Warfighter Field Operations Customer Support (FOCUS) contract for the U.S. Army to provide live, virtual and constructive training services, bringing the year-to-date bookings on the program to $419 million.

Raytheon Company (NYSE: RTN), with 2007 sales of $21.3 billion, is a technology leader specializing in defense, homeland security and other government markets throughout the world. With a history of innovation spanning 86 years, Raytheon provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing; effects; and command, control, communications and intelligence systems, as well as a broad range of mission support services. With headquarters in Waltham, Mass., Raytheon employs 72,000 people worldwide.

Disclosure Regarding Forward-looking Statements

This release and the attachments contain forward-looking statements, including information regarding the Company’s 2008 financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the Company’s current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company’s actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the Company’s dependence on the U.S. Government for a significant portion of its business and the risks associated with U.S. Government sales, including changes or shifts in defense spending, uncertain funding of programs, potential termination of contracts, and difficulties in contract performance; the ability to procure new contracts; the risks of conducting business in foreign countries; the ability to comply with extensive governmental regulation, including import and export policies and procurement and other regulations; the impact of competition; the ability to develop products and technologies; the risk of cost overruns, particularly for the Company’s fixed-price contracts; dependence on component availability, subcontractor performance and key suppliers; risks of a negative government audit; the use of accounting estimates in the Company’s financial statements; risks associated with acquisitions, dispositions, joint ventures and other business arrangements; risks of an impairment of goodwill or other intangible assets; the outcome of contingencies and litigation matters, including government investigations; the ability to recruit and retain qualified personnel; the impact of potential security threats and other disruptions; and other factors as may be detailed from time to time in the Company’s public announcements and Securities and Exchange Commission filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date. This release and the attachments also contain non-GAAP financial measures. A GAAP reconciliation and a discussion of the Company’s use of these measures are included in this release or the attachments.

Conference Call on the Second Quarter 2008 Financial Results

Raytheon’s financial results conference call will be held on Thursday, July 24, 2008 at 9 a.m. EDT. Participants will include William H. Swanson, Chairman and CEO, David C. Wajsgras, senior vice president and CFO, and other Company executives.

The dial-in number for the conference call will be (800) 901 – 5217. The conference call will also be audiocast on the Internet at www.raytheon.com. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.

Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

# # #

Attachment A

Raytheon Company

Preliminary Statement of Operations Information

Second Quarter 2008

	Three Months Ended		Six Months Ended
(In millions, except per share amounts)	29-Jun-08	24-Jun-07	29-Jun-08	24-Jun-07
Net sales	$5,870	$5,278	$11,224	$10,082

Cost of sales	4,670	4,194	8,929	8,050
Administrative and selling expenses	396	357	776	687
Research and development expenses	142	138	249	235

Total operating expenses	5,208	4,689	9,954	8,972

Operating income	662	589	1,270	1,110

Interest expense	34	54	68	114
Interest income	(17)	(57)	(40)	(85)
Other (income) expense, net	(2)	56	3	59

Non-operating expense, net	15	53	31	88

Income from continuing operations before taxes	647	536	1,239	1,022
Federal and foreign income taxes	221	181	413	343

Income from continuing operations	426	355	826	679
Income (loss) from discontinued operations, net of tax	—	(6)	(2)	16
Gain on sale of discontinued operation, net of tax	—	986	—	986

Income (loss) from discontinued operations, net of tax	—	980	(2)	1,002

Net income	$426	$1,335	$824	$1,681

Earnings per share from continuing operations
Basic	$1.03	$0.81	$1.99	$1.55
Diluted	$1.00	$0.79	$1.92	$1.51
Earnings per share from discontinued operations
Basic	$—	$2.24	$—	$2.28
Diluted	$—	$2.18	$—	$2.22
Earnings per share
Basic	$1.03	$3.06	$1.98	$3.83
Diluted	$1.00	$2.97	$1.92	$3.73
Average shares outstanding
Basic	414.0	436.7	416.1	438.9
Diluted	427.7	448.8	430.0	451.0

Attachment B

Raytheon Company

Preliminary Segment Information

Second Quarter 2008

	Net Sales Three Months Ended		Operating Income Three Months Ended		Operating Income As a Percent of Sales Three Months Ended
(In millions)	29-Jun-08	24-Jun-07	29-Jun-08	24-Jun-07	29-Jun-08	24-Jun-07
Integrated Defense Systems	$1,257	$1,166	$209	$212	16.6%	18.2%
Intelligence and Information Systems	829	666	67	63	8.1%	9.5%
Missile Systems	1,355	1,244	156	134	11.5%	10.8%
Network Centric Systems	1,173	1,052	145	139	12.4%	13.2%
Space and Airborne Systems	1,096	1,065	144	133	13.1%	12.5%
Technical Services	647	514	45	32	7.0%	6.2%
FAS/CAS Pension Adjustment	—	—	(34)	(63)
Corporate and Eliminations	(487)	(429)	(70)	(61)

Total	$5,870	$5,278	$662	$589	11.3%	11.2%

	Net Sales Six Months Ended		Operating Income Six Months Ended		Operating Income As a Percent of Sales Six Months Ended
	29-Jun-08	24-Jun-07	29-Jun-08	24-Jun-07	29-Jun-08	24-Jun-07
Integrated Defense Systems	$2,449	$2,258	$420	$411	17.1%	18.2%
Intelligence and Information Systems	1,521	1,254	119	118	7.8%	9.4%
Missile Systems	2,666	2,384	293	254	11.0%	10.7%
Network Centric Systems	2,240	1,981	268	256	12.0%	12.9%
Space and Airborne Systems	2,091	2,029	265	262	12.7%	12.9%
Technical Services	1,168	977	80	55	6.8%	5.6%
FAS/CAS Pension Adjustment	—	—	(67)	(125)
Corporate and Eliminations	(911)	(801)	(108)	(121)

Total	$11,224	$10,082	$1,270	$1,110	11.3%	11.0%

Attachment C

Raytheon Company

Other Preliminary Information

Second Quarter 2008

	Backlog		Funded Backlog
(In millions)	29-Jun-08	31-Dec-07	29-Jun-08	31-Dec-07
Integrated Defense Systems	$8,882	$9,296	$5,044	$4,781
Intelligence and Information Systems	5,756	5,636	2,554	2,325
Missile Systems	10,250	9,379	5,873	5,218
Network Centric Systems	5,479	5,102	4,244	3,957
Space and Airborne Systems	5,102	5,276	3,301	3,037
Technical Services	2,058	1,925	1,210	1,200

Total	$37,527	$36,614	$22,226	$20,518

	Bookings Three Months Ended
	29-Jun-08	24-Jun-07
Total Bookings	$6,008	$4,832

Attachment D

Raytheon Company

Preliminary Balance Sheet Information

Second Quarter 2008

(In millions)	29-Jun-08	31-Dec-07
Assets
Cash and cash equivalents	$2,554	$2,655
Accounts receivable, net	113	126
Contracts in process	4,366	3,821
Inventories	379	386
Deferred taxes	440	432
Prepaid expenses and other current assets	129	196

Total current assets	7,981	7,616
Property, plant and equipment, net	2,021	2,058
Prepaid retiree benefits	645	617
Goodwill	11,657	11,627
Other assets, net	1,293	1,363

Total assets	$23,597	$23,281

Liabilities and Stockholders’ Equity
Advance payments and billings in excess of costs incurred	$1,933	$1,845
Accounts payable	1,128	1,141
Accrued employee compensation	846	902
Other accrued expenses	903	900

Total current liabilities	4,810	4,788
Accrued retiree benefits and other long-term liabilities	3,006	3,016
Deferred taxes	543	451
Long-term debt	2,269	2,268
Minority interest	233	216
Stockholders’ equity
Common stock	4	4
Additional paid-in capital	10,788	10,544
Accumulated other comprehensive loss	(1,856)	(1,956)
Treasury stock, at cost	(3,225)	(2,502)
Retained earnings	7,025	6,452

Total stockholders’ equity	12,736	12,542

Total liabilities and stockholders’ equity	$23,597	$23,281

Attachment E

Raytheon Company

Preliminary Cash Flow Information

Second Quarter 2008

	Three Months Ended		Six Months Ended
(In millions)	29-Jun-08	24-Jun-07	29-Jun-08	24-Jun-07
Net income	$426	$1,335	$824	$1,681
(Income) loss from discontinued operations, net of tax	—	(980)	2	(1,002)

Income from continuing operations	426	355	826	679
Depreciation	73	73	142	140
Amortization	24	21	47	40
Working capital (excluding pension and taxes)*	318	(39)	(385)	(692)
Discontinued operations	(6)	(20)	(16)	(83)
Net activity in financing receivables	5	35	25	56
Other	(79)	(475)	179	(606)

Net operating cash flow	761	(50)	818	(466)
Capital spending	(56)	(57)	(99)	(95)
Internal use software spending	(13)	(19)	(30)	(34)
Acquisitions	(33)	—	(34)	—
Investment activity and divestitures	9	3,117	9	3,117
Dividends	(118)	(113)	(227)	(220)
Repurchases of common stock	(340)	(526)	(680)	(801)
Debt repayments	—	(1,041)	—	(1,038)
Discontinued operations	—	—	—	(28)
Other	57	74	142	150

Total cash flow	$267	$1,385	$(101)	$585

*	Working capital (excluding pension and taxes) is a summation of changes in: accounts receivable, net, contracts in process and advance payments and billings in excess of costs incurred, inventories, prepaid expenses and other current assets, accounts payable, accrued employee compensation, and other accrued expenses from the Statements of Cash Flows.

Attachment F

Raytheon Company

Preliminary Return on Invested Capital Non-GAAP Financial Measure

Second Quarter 2008

We define Return on Invested Capital (ROIC) as income from continuing operations plus after-tax net interest expense plus one-third of operating lease expense after-tax (estimate of interest portion of operating lease expense) divided by average invested capital after capitalizing operating leases (operating lease expense times a multiplier of 8), adding financial guarantees less net investment in Discontinued Operations, and adding back the impact of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (SFAS No. 158). ROIC is not a measure of financial performance under generally accepted accounting principles (GAAP) and may not be defined and calculated by other companies in the same manner. ROIC should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. We use ROIC as a measure of efficiency and effectiveness of our use of capital and as an element of management compensation.

Return on Invested Capital

	2008 Current Guidance		2008 Prior Guidance
(In millions)	Low end of range	High end of range	Low end of range	High end of range
Income from continuing operations
Net interest expense, after-tax*	Combined	Combined	Combined	Combined
Lease expense, after-tax*

Return	$1,715	$1,780	$1,655	$1,720

Net debt **
Equity less investment in discontinued operations
Lease expense x 8, plus financial guarantees	Combined	Combined	Combined	Combined
SFAS No. 158 impact
Invested capital from continuing operations***	$17,300	$17,100	$17,300	$17,100

ROIC	9.9%	10.4%	9.6%	10.1%

*	Effective 2008 tax rate: 33.5% (2008 guidance)

**	Net debt is defined as total debt less cash and cash equivalents and is calculated using a 2 point average

***	Calculated using a 2 point average